Ex99.A1
AMENDMENT
TO
STANDARD TERMS AND CONDITIONS OF TRUST
DATED AS OF APRIL 1, 1995
AND
EFFECTIVE APRIL 27, 1995,
As Amended
FOR
STANDARD & POOR’S MIDCAP 400
DEPOSITARY RECEIPTS (“MIDCAP SPDR”) TRUST
SERIES 1
AND
ANY SUBSEQUENT AND SIMILAR
SERIES OF THE
MIDCAP SPDR TRUST
BETWEEN
PDR SERVICES LLC,
AS SPONSOR
AND
THE BANK OF NEW YORK MELLON
(formerly The Bank of New York)
AS TRUSTEE
DATED AS OF FEBRUARY 1, 2009
AND
EFFECTIVE FEBRUARY 13, 2009

This Amendment (“Amendment Agreement”) dated as of February 1, 2009 and effective February 13, 2009 between PDR Services LLC, as Sponsor (‘‘Sponsor’’), and The Bank Of New York Mellon (formerly The Bank Of New York), as Trustee (‘‘Trustee’’), amends the document entitled ‘‘STANDARD TERMS AND CONDITIONS OF TRUST DATED AS OF APRIL 1, 1995 AND EFFECTIVE APRIL 27, 1995 FOR STANDARD & POOR’S MIDCAP 400 DEPOSITARY RECEIPTS (“MIDCAP SPDR”) TRUST SERIES 1 AND ANY SUBSEQUENT AND SIMILAR SERIES OF THE MIDCAP SPDR TRUST BETWEEN PDR SERVICES CORPORATION, AS SPONSOR AND THE BANK OF NEW YORK, AS TRUSTEE’’, as amended (hereinafter referred to as ‘‘Standard Terms’’).
WITNESSETH THAT:
     WHEREAS, the parties hereto have entered into the Standard Terms to facilitate the creation of the MIDCAP SPDR TRUST, Series 1 (‘‘Trust’’); and
     WHEREAS, since its inception, the Trust has been listed, and its units have been traded, on the American Stock Exchange, LLC (“AMEX”), and;
     WHEREAS, on October 1, 2008, NYSE Euronext (“NYSE”) completed its acquisition of AMEX and all of its subsidiaries, including the Sponsor, and;
     WHEREAS, AMEX has been renamed “NYSE Alternext US LLC (“NYSE Alternext US”), and
     WHEREAS, NYSE has decided to consolidate the listing and trading of exchange-traded funds and structured products now listed on NYSE Alternext US and NYSE Arca, Inc. (“NYSE Arca”) on NYSE Arca; and
     WHEREAS, the Sponsor and the Trustee have determined that it will be in the best interests of the Trust and its shareholders to move the listing of the units of the Trust from NYSE Alternext US to NYSE Arca on or before April 1,2009 and make all changes and amendments to the Standard Terms to accomplish such purpose as more fully set forth below; and
     WHEREAS, the License Agreement reflects the change of the primary listing of the units of the Trust from NYSE Alternext US to NYSE Arca; and
     WHEREAS, the parties hereto desire make certain other changes to the Standard Terms as more fully set forth below;

     NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:
     1. The definition of the word “Exchange” in Section 1 of the Standard Terms shall be changed from the “American Stock Exchange LLC” to now read “ NYSE Arca and any successor corporation thereto.”
     2. The definitions of the terms “Depository” and “NSCC” in Section 1 of the Standard Terms shall be amended to include the phrase: “and any successor corporation thereto.”
     3. Any reference in the Standard Terms to an entity, whether by specific name or by duties and responsibilities, shall be deemed to include any successor corporation thereto.
     4. Section 10.06 of the Standard Terms shall be amended to include the new address and contact information of the Sponsor and Trustee.
     5. Pursuant to Section 10.01 of the Standard Terms, both parties to this Amendment Agreement hereby agree that paragraphs (1)-(4) of this Amendment Agreement are made in regard to matters as will not adversely affect the interests of Beneficial Owners in compliance with the provisions of Section 10.01(a) thereof.
     6. Pursuant to Section 10.01, the Trustee agrees that it shall promptly furnish each DTC Participant with sufficient copies of a written notice of the substance of the terms of this Amendment Agreement for transmittal by each such DTC Participant to the Beneficial Owners of the Trust.
     7. Except as amended hereby, the Standard Terms and any and all amendments thereto adopted prior to the date hereof (collectively, the “Standard Terms”), now in effect are in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Standard Terms.
     8. This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.

PDR SERVICES LLC, as Sponsor

By:

Name: Lisa Dallmer
Title: President

ATTEST:

TITLE:

THE BANK OF NEW YORK MELLON as Trustee

By:

Name:
Title:

ATTEST:

TITLE:

STATE OF NEW YORK     )
               : ss.:
COUNTY OF NEW YORK     )
     On the       day of February in the year 2009 before me personally came Lisa Dallmer to me known, who, being by me duly sworn, did depose and say that she is the President of PDR Services LLC, the limited liability company described in and which executed the above instrument; and that she signed her name thereto by like authority.

Notary Public

STATE OF NEW YORK     )
               : ss.:
COUNTY OF NEW YORK     )
     On this       day of February in the year 2009, before me personally appeared                                         , to me known, who, being by me duly sworn, did depose and say that he is                                                              of The Bank of New York Mellon, the bank and trust company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said bank and trust company.

Notary Public